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Exhibit 23.1

Consent of Independent Auditors

    We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-26359) pertaining to the Sonic Corp. Savings and Profit Sharing Plan of our report dated November 6, 2000, with respect to the financial statements and schedule of Sonic Corp. Savings and Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended August 31, 2000.

                                  ERNST & YOUNG LLP

Oklahoma City, Oklahoma
February 22, 2001

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Consent of Independent Auditors